Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136975) of Citizens Financial Services, Inc. of our report dated February 26, 2007, with respect to the consolidated financial statements of Citizens Financial Services, Inc. and subsidiary included in the 2006 Annual Report to Shareholders of Citizens Financial Services, Inc. which is incorporated by reference in the Annual Report Form 10-K of Citizens Financial Services, Inc.

Wexford, Pennsylvania
March 13, 2007